As filed with the Securities and Exchange Commission on June 24, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	54-0857512 (I.R.S. Employer Identification Number)
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
(Address of principal executive offices, including zip code)
1999 Long-Term Incentive Plan
(as amended and restated May 13, 2009)
(Full title of the plan)
Warren L. Troupe
Senior Executive Vice President
UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
(720) 283-6120
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to	offering price	aggregate offering	Amount of
to be registered	be registered (1)	per share (2)	price (2)	registration fee
Common Stock, $0.01 par value per share	12,000,000 shares	$10.65	$127,800,000	$7,131.24

(1)	Represents additional shares of common stock issuable pursuant to the Registrant’s 1999 Long-Term Incentive Plan (as amended and restated May 13, 2009)(the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also includes an indeterminate number of additional shares which may be offered and issued under the Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on June 19, 2009.

EXPLANATORY NOTE
     At the Annual Meeting of Stockholders of UDR, Inc. (the “Registrant”) held on May 13, 2009, the Registrant’s stockholders approved an amendment and restatement of the Registrant’s 1999 Long-Term Incentive Plan (the “Plan”), increasing the number of shares of the Registrant’s common stock, $.01 par value, reserved and available for issuance under the Plan by 12,000,000 shares from 4,000,000 shares to 16,000,000 shares. This Registration Statement on Form S-8 is filed by the Registrant to register the additional 12,000,000 shares of the Registrant’s common stock that may be issued pursuant to the Plan.
PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
     The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees as specified by Securities and Exchange Commission (the “Commission”) Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Commission (Commission File No. 1-10524) are hereby incorporated herein by reference:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 26, 2009.
     (b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on May 11, 2009.
     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 2008 (other than any document or portion thereof deemed to be “furnished” and not “filed” in accordance with the rules and regulations of the Commission).
     (d) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A/A dated and filed with the Commission on November 7, 2005 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (with the exception of information that is deemed “furnished” rather than “filed,” which information shall not be deemed incorporated by reference herein or to be a part of this Registration Statement).
     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Our charter and bylaws provide for indemnification of directors and officers to the full extent permitted by the laws of the State of Maryland.
     Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or upon an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.
     If the person involved is not a director or officer of the Registrant, the board of directors may cause the Registrant to indemnify to the same extent allowed for directors and officers of the Registrant the person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
     The Registrant also maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions or deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities, including liabilities arising under the Securities Act. The Registrant has also entered into agreements with certain of its directors and officers which provide them with indemnification against such liabilities to the fullest extent permitted by law.
               The above discussion of our charter and bylaws and of the Maryland General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such charter, bylaws and statutes.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.

4.1	Articles of Restatement (incorporated by reference to Exhibit 3.09 to the Registrant’s Current Report on Form 8-K dated July 27, 2005 and filed with the Commission on August 1, 2005, Commission File No. 1-10524)

4.2	Articles of Amendment to the Articles of Restatement (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated March 14, 2007 and filed with the Commission on March 15, 2007, Commission File No. 1-10524)

4.3	Articles Supplementary to the Articles of Restatement (incorporated by reference to Exhibit 3.4 to the Registrant’s Form 8-A Registration Statement dated and filed with the Commission on May 30, 2007)

4.4	Form of Common Stock Certificate (incorporated by reference to the Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated March 14, 2007 and filed with the Commission on March 15, 2007, Commission File No. 1-10524)

4.5	Amended and Restated Bylaws (as amended through April 1, 2009)(incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated and filed with the Commission on April 1, 2009, Commission File No. 1-10524)

5.1	Opinion of Kutak Rock LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Kutak Rock LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)

99.1	UDR, Inc. 1999 Long-Term Incentive Plan (as amended and restated May 13, 2009)(incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated and filed with the Commission on May 13, 2009, Commission File No. 1-10524)
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highlands Ranch, State of Colorado, on the 23rd day of June, 2009.

UDR, INC.
By:	/s/ Warren L. Troupe
Warren L. Troupe
Senior Executive Vice President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Toomey and Warren L. Troupe, and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas W. Toomey Thomas W. Toomey	Chief Executive Officer, President and Director (principal executive officer)	June 23, 2009

/s/ David L. Messenger David L. Messenger	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	June 23, 2009

/s/ Robert C. Larson Robert C. Larson	Chairman of the Board	June 23, 2009

/s/ James D. Klingbeil James D. Klingbeil	Vice Chairman of the Board	June 23, 2009

/s/ Katherine A. Cattanach Katherine A. Cattanach	Director	June 23, 2009

/s/ Eric J. Foss Eric J. Foss	Director	June 23, 2009

/s/ Robert P. Freeman Robert P. Freeman	Director	June 23, 2009

/s/ Jon A. Grove Jon A. Grove	Director	June 23, 2009

/s/ Thomas R. Oliver Thomas R. Oliver	Director	June 23, 2009

/s/ Lynne B. Sagalyn Lynne B. Sagalyn	Director	June 23, 2009

/s/ Mark J. Sandler Mark J. Sandler	Director	June 23, 2009

/s/ Thomas C. Wajnert Thomas C. Wajnert	Director	June 23, 2009

INDEX TO EXHIBITS

Exhibit
Number	Document

4.1	Articles of Restatement (incorporated by reference to Exhibit 3.09 to the Registrant’s Current Report on Form 8-K dated July 27, 2005 and filed with the Commission on August 1, 2005, Commission File No. 1-10524)

4.2	Articles of Amendment to the Articles of Restatement (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated March 14, 2007 and filed with the Commission on March 15, 2007, Commission File No. 1-10524)

4.3	Articles Supplementary to the Articles of Restatement (incorporated by reference to Exhibit 3.4 to the Registrant’s Form 8-A Registration Statement dated and filed with the Commission on May 30, 2007)

4.4	Form of Common Stock Certificate (incorporated by reference to the Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated March 14, 2007 and filed with the Commission on March 15, 2007, Commission File No. 1-10524)

4.5	Amended and Restated Bylaws (as amended through April 1, 2009)(incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated and filed with the Commission on April 1, 2009, Commission File No. 1-10524)

5.1	Opinion of Kutak Rock LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Kutak Rock LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration statement)

99.1	UDR, Inc. 1999 Long-Term Incentive Plan (as amended and restated May 13, 2009)(incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated and filed with the Commission on May 13, 2009, Commission File No. 1-10524)